Exhibit 99

NEWS RELEASE

CONTACT:
Randi Sonenshein
Senior Vice President, Finance and Strategy
713-331-4967
(rsonenshein@stagestores.com)

Stage Stores Reports Third Quarter Results and
Declares Quarterly Cash Dividend

HOUSTON, TX, November 17, 2016 - Stage Stores, Inc. (NYSE: SSI) today reported financial results for the third quarter ended October 29, 2016 and lowered guidance for the fiscal year.

The Company also announced that its Board of Directors declared a quarterly cash dividend of 15 cents per share on the Company’s common stock, payable on December 14, 2016 to shareholders of record at the close of business on November 29, 2016.

“Our third quarter results remained challenged by a difficult retail environment, unseasonably warm weather, the weak peso, and ongoing pressure in Texas, Oklahoma, Louisiana, and New Mexico from depressed oil prices,” said Michael Glazer, President and Chief Executive Officer. “As a result, we increased clearance sales to position inventory levels for the important fourth quarter. We have enhanced our assortments, heightened our promotions, and created a more engaging customer experience online and in stores to drive sales during the holiday season. We are pleased to announce our quarterly dividend and we remain committed to generating positive cash flow and delivering value to our shareholders.”

Third Quarter Results
For the third quarter, comparable sales decreased 8.2%. Total sales decreased 9.8% to $317.1 million, as compared to $351.6 million in the third quarter of the prior year. The Company’s third quarter net loss was $15.6 million, or $0.58 per diluted share, versus a $0.32 loss per diluted share during the same period in the prior year.

On an adjusted basis, the Company incurred a third quarter net loss of $15.5 million, or $0.57 per diluted share, versus a $0.29 loss per diluted share during the same period in the prior year. Adjusted results exclude charges related to the consolidation of the Company’s corporate headquarters, severance associated with workforce reductions, and strategic store closures, which adjustments totaled approximately $0.2 million after tax, or $0.01 per diluted share, in the third quarter of 2016.

Guidance
The Company anticipates fourth quarter comparable sales to be in the range of -2% to -6% and earnings per diluted share to be between $0.65 and $0.90. Weighted average diluted shares for the fourth quarter are expected to be 28.3 million.

The Company lowered its guidance for the fiscal year with comparable sales expected to be in the range of -7% to -8% and adjusted loss per share to be between $0.15 and $0.40. Weighted average shares for the year are expected to be 27.1 million.

Capital expenditures in 2016, net of construction allowances from landlords, are expected to be approximately $65 million, compared to $87 million in 2015.

Conference Call / Webcast Information
The Company will hold a conference call today at 8:30 a.m. Eastern Time to discuss its third quarter results. Interested parties may participate in the Company’s conference call by dialing 844-368-2238. Alternatively, interested parties may listen to a live webcast of the conference call through the Investor Relations section of the Company’s website (www.stagestoresinc.com) under the “Webcasts” caption. A replay of the conference call will be available online until midnight on Friday, December 2, 2016.

About Stage Stores
Stage Stores operates 820 specialty department stores in 38 states and a direct-to-consumer channel under the BEALLS, GOODY'S, PALAIS ROYAL, PEEBLES and STAGE nameplates. The Company’s stores, predominantly located in small towns and communities, and direct-to-consumer business offer a moderately priced, broad selection of trend-right, brand name apparel, accessories, cosmetics, footwear and home goods for the entire family. The Company’s direct-to-consumer channel includes its e-commerce website and Send program. Its e-commerce website features assortments of merchandise similar to that found in its stores, as well as products available exclusively online. The Send program allows customers in the stores to have merchandise shipped directly to their homes if the merchandise is not available in the local store. For more information about Stage Stores, visit the Company’s website at www.stagestoresinc.com.

Use of Adjusted (Non-GAAP) Financial Measures
The Company reports its financial results in accordance with generally accepted accounting principles (GAAP). However, management believes that certain non-GAAP financial measures help to facilitate comparisons of Company operating performance across periods. This release includes non-GAAP financial measures identified as “adjusted” results. A reconciliation of all non-GAAP financial measures to the most comparable GAAP financial measures is provided in a table included with this release.

Caution Concerning Forward-Looking Statements
Certain statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and such statements are intended to qualify for the protection of the safe harbor provided by the Act. The words “anticipate,” “estimate,” “expect,” “objective,” “goal,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “may,” “target,” “forecast,” “guidance,” “outlook” and similar expressions generally identify forward-looking statements. Similarly, descriptions of the Company’s objectives, strategies, plans, goals or targets are also forward-looking statements. Forward-looking statements relate to the expectations of management as to future occurrences and trends, including statements expressing optimism or pessimism about future operating results or events and projected sales, earnings, capital expenditures and business strategy. Forward-looking statements are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Forward-looking statements are based upon management’s then-current views and assumptions regarding future events and operating performance. Although management believes the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of its knowledge, forward-looking statements involve risks, uncertainties and other factors which may materially affect the Company’s business, financial condition, results of operations or liquidity.

Forward-looking statements are not guarantees of future performance and actual results may differ materially from those discussed in the forward-looking statements as a result of various factors, including, but not limited to, economic conditions, cost and availability of goods, inability to successfully execute strategic initiatives, competitive pressures, economic pressures on the Company and its customers, freight costs, the risks discussed in the Risk Factors section of the Company’s most recent Annual Report on Form 10-K as filed with the Securities and Exchange Commission (“SEC”), and other factors discussed from time to time in the Company’s other SEC filings. This release should be read in conjunction with such filings, and you should consider all of such risks, uncertainties and other factors carefully in evaluating forward-looking statements.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. The Company undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures the Company makes on related subjects in its public announcements and SEC filings.

(Tables to follow)

Stage Stores, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Three Months Ended
	October 29, 2016		October 31, 2015
	Amount	% to Sales (a)	Amount	% to Sales (a)

Net sales	$317,140	100.0%	$351,575	100.0%
Cost of sales and related buying, occupancy and distribution expenses	260,550	82.2%	275,479	78.4%
Gross profit	56,590	17.8%	76,096	21.6%
Selling, general and administrative expenses	84,564	26.7%	92,096	26.2%
Interest expense	1,395	0.4%	743	0.2%
Loss before income tax	(29,369)	(9.3)%	(16,743)	(4.8)%
Income tax benefit	(13,735)	(4.3)%	(6,560)	(1.9)%
Net loss	$(15,634)	(4.9)%	$(10,183)	(2.9)%

Basic loss per share data:
Basic loss per share	$(0.58)		$(0.32)
Basic weighted average shares outstanding	27,155		32,017

Diluted loss per share data:
Diluted loss per share	$(0.58)		$(0.32)
Diluted weighted average shares outstanding	27,155		32,017

(a) Percentages may not foot due to rounding.

Stage Stores, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Nine Months Ended
	October 29, 2016		October 31, 2015
	Amount	% to Sales (a)	Amount	% to Sales (a)

Net sales	$988,275	100.0%	$1,101,804	100.0%
Cost of sales and related buying, occupancy and distribution expenses	779,128	78.8%	846,324	76.8%
Gross profit	209,147	21.2%	255,480	23.2%
Selling, general and administrative expenses	260,076	26.3%	281,783	25.6%
Interest expense	3,616	0.4%	1,995	0.2%
Loss before income tax	(54,545)	(5.5)%	(28,298)	(2.6)%
Income tax benefit	(23,492)	(2.4)%	(11,093)	(1.0)%
Net loss	$(31,053)	(3.1)%	$(17,205)	(1.6)%

Basic loss per share data:
Basic loss per share	$(1.15)		$(0.54)
Basic weighted average shares outstanding	27,066		31,917

Diluted loss per share data:
Diluted loss per share	$(1.15)		$(0.54)
Diluted weighted average shares outstanding	27,066		31,917

(a) Percentages may not foot due to rounding.

Stage Stores, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except par value)
(Unaudited)

	October 29, 2016	January 30, 2016
ASSETS
Cash and cash equivalents	$18,902	$16,487
Merchandise inventories, net	569,343	435,996
Prepaid expenses and other current assets	60,283	48,279
Total current assets	648,528	500,762

Property, equipment and leasehold improvements, net	315,865	311,717
Intangible assets	15,235	15,235
Other non-current assets, net	22,711	20,385
Total assets	$1,002,339	$848,099

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$210,995	$84,019
Accrued expenses and other current liabilities	64,126	71,863
Total current liabilities	275,121	155,882

Long-term debt obligations	236,592	162,876
Other long-term liabilities	100,549	99,588
Total liabilities	612,262	418,346

Commitments and contingencies

Common stock, par value $0.01, 100,000 shares authorized, 32,331 and 32,030 shares issued, respectively	323	320
Additional paid-in capital	409,690	406,034
Treasury stock, at cost, 5,175 shares, respectively	(43,301)	(43,068)
Accumulated other comprehensive loss	(5,936)	(6,353)
Retained earnings	29,301	72,820
Total stockholders' equity	390,077	429,753
Total liabilities and stockholders' equity	$1,002,339	$848,099

Stage Stores, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Nine Months Ended
	October 29, 2016	October 31, 2015
Cash flows from operating activities:
Net loss	$(31,053)	$(17,205)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation, amortization and impairment of long-lived assets	54,285	58,326
Loss on retirements of property, equipment and leasehold improvements	273	712
Deferred income taxes	1,965	(557)
Tax (deficiency) benefit from stock-based compensation	(3,295)	540
Stock-based compensation expense	7,345	8,926
Amortization of debt issuance costs	164	164
Excess tax benefits from stock-based compensation	—	(945)
Deferred compensation obligation	233	163
Amortization of employee benefit related costs	673	581
Construction allowances from landlords	6,994	2,127
Other changes in operating assets and liabilities:
Increase in merchandise inventories	(133,347)	(175,806)
Increase in other assets	(18,527)	(3,335)
Increase in accounts payable and other liabilities	119,544	95,476
Net cash provided by (used in) operating activities	5,254	(30,833)

Cash flows from investing activities:
Additions to property, equipment and leasehold improvements	(67,934)	(69,156)
Proceeds from disposal of assets	1,177	37
Net cash used in investing activities	(66,757)	(69,119)

Cash flows from financing activities:
Proceeds from revolving credit facility borrowings	389,701	428,783
Payments of revolving credit facility borrowings	(314,783)	(304,960)
Proceeds from long-term debt obligation	5,830	—
Payments of long-term debt obligations	(3,507)	(1,466)
Payments for stock related compensation	(857)	(3,708)
Proceeds from issuance of stock awards	—	543
Excess tax benefits from stock-based compensation	—	945
Cash dividends paid	(12,466)	(13,916)
Net cash provided by financing activities	63,918	106,221
Net increase in cash and cash equivalents	2,415	6,269

Cash and cash equivalents:
Beginning of period	16,487	17,165
End of period	$18,902	$23,434

Stage Stores, Inc.
Reconciliation of Non-GAAP Financial Measures
(in thousands, except earnings per share)
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 29, 2016	October 31, 2015	October 29, 2016	October 31, 2015
Net loss (GAAP)	$(15,634)	$(10,183)	$(31,053)	$(17,205)
Consolidation of corporate headquarters (pretax)	—	1,313	110	1,941
Severance charges associated with workforce reduction (pretax)	—	—	794	—
Strategic store closures and other initiatives (pretax)	443	183	1,394	8,834
Income tax impact	(271)	(692)	(989)	(4,224)
Adjusted net loss (non-GAAP)	$(15,462)	$(9,379)	$(29,744)	$(10,654)

Diluted loss per share (GAAP)	$(0.58)	$(0.32)	$(1.15)	$(0.54)
Consolidation of corporate headquarters (pretax)	—	0.04	—	0.06
Severance charges associated with workforce reduction (pretax)	—	—	0.03	—
Strategic store closures and other initiatives (pretax)	0.02	0.01	0.05	0.28
Income tax impact	(0.01)	(0.02)	(0.03)	(0.13)
Adjusted diluted loss per share (non-GAAP)	$(0.57)	$(0.29)	$(1.10)	$(0.33)

	Three Months Ended
	October 29, 2016		October 31, 2015
	Amount	% to Sales (a)	Amount	% to Sales (a)
Selling, general and administrative expenses (GAAP)	$84,564	26.7%	$92,096	26.2%
Consolidation of corporate headquarters	—	—%	(1,313)	(0.4)%
Strategic store closures	(443)	(0.1)%	(183)	(0.1)%
Adjusted selling, general and administrative expenses (non-GAAP)	$84,121	26.5%	$90,600	25.8%

(a) Percentages may not foot due to rounding.

	2016 Guidance Range
	Low	High
Diluted loss per share (GAAP)	$(0.45)	$(0.20)
Consolidation of corporate headquarters, severance charges associated with workforce reduction and strategic store closures	0.05	0.05
Adjusted diluted loss per share (non-GAAP)	$(0.40)	$(0.15)